UNITED STATES

           SECURITIES AND EXCHANGE COMMISSION

           Washington, D.C.  20549

 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b)3 OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE VIRTUAL LEARNING COMPANY, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	20-2208821
(State Or Other Jurisdiction Of Incorporation Or Organization)	(I.R.S. Employer Identification No.)

60 Knolls Crescent, Suite 9M, Bronx NY _________10463

(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [     ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]

Securities Act registration statement file number to which this form relates:  333-174674

Securities registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $.001 par value per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

The Registrant incorporates by reference the description of the securities registered in the registration statement declared effective on August 10, 2011, and post-effective amendments thereto declared effective December 30, 2011 and the prospectus filed pursuant to Section 424(b) under the Securities Act on January 11, 2012.

Item 2. Exhibits.

Exhibit

Description

3.1

Certificate of Incorporation of The Virtual Learning Company, Inc.

3.2

By-Laws of The Virtual Learning Company, Inc.

4.1

Specimen Stock Certificate

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Virtual Learning Company, Inc.
Dated: May 26, 2015	By: /s/ Thomas P. Monahan
Thomas P. Monahan, President, Principal Executive and Financial and Accounting Officer

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